Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of February 27, 2020, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time (including Oxford in its capacity as a Lender) (each a “Lender” and collectively, the “Lenders”), and PUMA BIOTECHNOLOGY, INC., a Delaware corporation with offices located at 10880 Wilshire Blvd., Ste. 2150, Los Angeles, CA 90024 (“Borrower”).

RECITALS

A.    Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 8, 2019 (as amended from time to time, the “Loan Agreement”).

B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Collateral Agent and Lenders (i) set the minimum revenue covenant for 2020 and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent and subject to the terms and conditions, and in reliance upon the representations and warranties, set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendment to Loan Agreement.

2.1    Section 6.10 (Minimum Revenue). Section 6.10 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.10    Minimum Revenue. Borrower shall achieve net commercial revenues (inclusive of commercial product sales and royalties from commercial product sales, but, for the sake of clarity, exclusive of upfront or milestone payments from licensing agreements), measured in accordance with GAAP as of the last day of each fiscal quarter on a trailing year to date basis greater than or equal to the amounts set forth below.

Fiscal Quarter Ending	Minimum Revenue
March 31, 2020	[***]
June 30, 2020	[***]
September 30, 2020	[***]
December 31, 2020	[***]

New minimum revenue levels for each fiscal quarter following the fiscal year ending December 31, 2020 be set by the mutual agreement of Borrower, Collateral Agent and the Lenders based on the projections delivered by Borrower to Collateral Agent and the Lenders pursuant to Section 6.2(a)(iii) hereof and pursuant to an amendment to this Agreement which Borrower hereby agrees to execute no later than February 28th of each year; provided that, in any case, the minimum revenue (as measured pursuant to the above) for the total fiscal year 2021 shall be greater than or equal to [***]. Such revenue projections shall be acceptable to Collateral Agent and the Lenders in their sole but reasonable discretion and in any case shall show year over year revenue growth (at a rate to be reasonably agreed) and it shall be an immediate Event of Default if Borrower, Collateral Agent and the Lenders (in each case acting reasonably) fail to enter into the aforementioned amendment on or prior to February 28th of each year.”

3.    Limitation of Amendment.

3.1    The amendment set forth in Section 2, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof ; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Collateral Agent and Lenders prior to the date hereof, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; (in each case, except as already have been obtained and are in full force and effect); and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, (ii) the due execution and delivery to Collateral Agent of the Corporate Borrowing Certificate attached hereto, and (iii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

BORROWER:

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Maximo Nougues
Name:	Maximo Nougues
Title:	Chief Financial Officer

[Signature Page to First Amendment to Amended and Restated Loan and Security Agreement]

CORPORATE BORROWING CERTIFICATE

Omitted pursuant to Regulation S-K, Item 601(a)(5)